Exhibit 21




                         SUBSIDIARIES OF THE REGISTRANT

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

                                                        Percentage         State of
                                                            of          Incorporation
       Parent                     Subsidiary             Ownership     or Organization
----------------------     ------------------------    -------------   ---------------
Horizon Financial           Horizon Federal Savings        100%            Federal
 Services Corporation        Bank

Horizon Federal Savings     Horizon Investment             100%              Iowa
 Bank                        Services, Inc.
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         The financial statements of Horizon Financial Services Corporation are consolidated with those of its subsidiaries.